EXHIBIT 10.3


                          AMENDMENT TO ESCROW AGREEMENT

      WHEREAS, Flagstick Ventures, Inc., a Delaware corporation ("the Issuer") and Eiseman Levine Lehrhaupt & Kakoyiannis, P.C., a law firm with offices at 845 Third Avenue, New York, New York 10022 (the "Escrow Agent") entered into an Escrow Agreement dated February 7, 2002 (the "Escrow Agreement");

      WHEREAS, the Issuer had filed with the Securities and Exchange Commission (the "Commission") a registration statement (the "Registration Statement") covering a proposed public offering of 2,000,000 shares of its common stock, $.001 par value per share; and

      WHEREAS, the Issuer has changed the terms of the proposed public offering and has filed with the Commission an amendment to the Registration Statement covering the proposed public offering of a minimum of 2,000,000 and a maximum of 3,000,000 shares of its common stock, $.001 par value per share; and

      WHEREAS, the Issuer proposes to offer the shares for sale to the public on a "best efforts, all or none basis" with respect to the first 2,000,000 shares and on a best-efforts basis with respect to the remaining 1,000,000 shares.

      NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:

      1. Offering Period. Pursuant to the terms of the offering as set forth in the amendment to the Registration Statement, the Offering Period will not be extendable by the Issuer. As such, Section 2.2 of the Escrow Agreement is hereby replaced by the following:

      "2.2 The Offering Period, which shall be deemed to commence on the Effective Date, shall consist of the number of calendar days or business days set forth on the Information Sheet. The last day of the Offering Period is referred to herein as the "Termination Date". After the Termination Date, the Issuer shall not deposit, and the Escrow Agent shall not accept, any additional amounts representing payments by prospective purchasers."



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            2. Disbursement from the Escrow Account. Section 4 of the Escrow
Agreement is hereby replaced by the following section:

      "4. DISBURSEMENT FROM THE ESCROW ACCOUNT.

      4.1 The Deposited Proceeds may be released to the Issuer only at the same time as or after the Escrow Agent has received a signed representation letter from the Issuer, on or prior to the Termination Date that subscriptions for at least 2,000,000 of the shares offered were received and accepted, and that payment therefor made.

      4.2 Within ten days following such date on which the Issuer has sold 2,000,000 shares and has notified the Escrow Agent in writing that subscriptions for at least 2,000,000 of the shares offered were received and accepted, an initial closing (the "Initial Closing") will be conducted at which time the Deposited Proceeds shall be released to the Issuer. Following the Initial Closing, a closing will take place every two weeks through the earlier to occur of (i) the sale of all the shares offered or (ii) the Termination Date at which any Deposited Proceeds received by the Escrow Account since the previous closing shall be released to the Issuer.

      4.3 Unless the Escrow Agent has received a signed representation letter from the Issuer by the close of regular banking hours on the Termination Date setting forth that all the shares offered by it have been sold, the Escrow Agent shall return by first class mail or equally prompt means to each prospective purchaser the amount of payment received from such purchaser held in escrow within five business days following the Termination Date and the Escrow Agent shall notify the Issuer of its distribution of the Deposited Proceeds.

      4.4 Upon distribution of the Deposited Proceeds pursuant to the terms of this Section 4, the Escrow Agent shall be relieved of all further obligations and released from all liability under this Agreement."

            3. Information Sheet. Items 3 and 4 of the Escrow Agreement Information Sheet is hereby amended to reflect the new offering terms as follows:



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"3. The Securities:

      A minimum of 2,000,000 and a maximum of 3,000,000 shares of common stock, $.001 par value per share ("Common Stock") at $.05 per share.

4. Type of Offering:

      Registration Statement on Form SB-2 filed under the Securities Act of 1933, as amended (the "Act"), registering 3,000,000 shares of Common Stock offered directly by the Issuer's officers and directors on an all or none basis. The offering shall terminate upon the earliest of occur of a date which is 120 days from the effective date of the Registration Statement, or the date on which all of the shares are sold (the "Termination Date")."

      IN WITNESS WHEREOF, the parties hereto have caused the foregoing Amendment to the Escrow Agreement to be signed by a duly authorized agent of each party.

Flagstick Ventures, Inc.

By: /s/ Jeff Arthur Jones                                  Dated: June 26, 2002
    -----------------------                                       --------------
Jeff Arthur Jones, President


Eiseman Levine Lehrhaupt & Kakoyiannis, P.C.

By: /s/ Joseph Sierchio                                    Dated: June 26, 2002
    -----------------------                                       --------------
    Joseph Sierchio




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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Amendment No. 2 to Form SB-2 of Flagstick Ventures, Inc., of our report dated May 17, 2002 (which report contains an explanatory paragraph relating to the ability of Flagstick Ventures, Inc. to continue as a going concern) relating to the financial statements of Flagstick Ventures, Inc. as of March 31, 2002 and for the year then ended. We also hereby consent to the use in this Prospectus of our report dated May 17, 2002 relating to the statements of operations, proprietor's capital, and cash flows of Jeff A Jones d/b/a/ A and Z Golf (Flagstick Ventures, Inc.'s predecessor) for the twelve months ended March 31, 2001. We also consent to the references to us under the heading "Expert" in the Prospectus.


BERENFELD, SPRITZER, SHECHTER & SHEER

/s/ Berenfeld, Spritzer, Shechter & Sheer

Miami, Florida
August 6, 2002



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